UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 29, 2016

ALBANY MOLECULAR RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35622	14-1742717
(Commission File Number)	(IRS Employer Identification No.)

26 Corporate Circle
Albany, New York	12203
(Address of principal executive offices)	(Zip Code)

(518) 512-2000

(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On August 29, 2016, Albany Molecular Research, Inc. (the “Company”) announced a restructuring plan with respect to certain operations in the United States and Europe, in connection with its previously announced acquisition of Prime European Therapeuticals S.p.A – Euticals (“Euticals”). Under the restructuring plan, the Company expects that it will incur certain one-time cash and non-cash charges related to a reduction in force and other transition activities between $5.7 and $7.3 million. This includes non-cash fixed asset impairment charges of approximately $0.06 million relating to the closure of a Euticals site and non-cash share-based compensation modification charges of approximately $0.16 million. Cash charges will consist of $5.5 - $7.1 million of employee and other related costs and will primarily be paid during the second half of 2016. The Company expects the majority of these charges to be recorded in the second half of 2016.

Item 2.06 Material Impairments

The information required to be disclosed under this item is included in Item 2.05 above and incorporated by reference into this Item 2.06.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY MOLECULAR RESEARCH, INC.

By:	/s/ Lori M. Henderson
Lori M. Henderson
Senior Vice President, General Counsel & Secretary

Date: August 29, 2016